EMPLOYMENT AGREEMENT

This employment agreement (this "Agreement") is entered into as of August 1, 2002 (the "Effective Date") between UNIVERSAL GUARDIAN CORPORATION, a Nevada corporation, (the "Company"), and Michael J. Skellern ("Skellern") under the following terms and conditions:

                                    RECITALS

WHEREAS, Skellern is the founder of the Company, the Board of Directors of the Company desires to set forth the terms and conditions on which (i) the Company shall employ Skellern, (ii) Skellern shall render services to the Company, and
(iii) the Company shall compensate Skellern for such services; and

WHEREAS, in connection with the continued employment of Skellern by the Company, the Company desires to restrict Skellern right to compete with the business of the Company;

WHEREAS, the parties acknowledge that Skellern abilities and services are unique and essential to the prospects of the Company; and

WHEREAS, in light of the foregoing, the Company desires to continue to employ Skellern as Chief Executive Officer of Universal Guardian Corporation and Skellern desires to accept such employment.

NOW THEREFORES, in consideration of the mutual promises, covenants and agreements set forth, the parties hereto agree as follows:

1.    EMPLOYMENT.

The Company hereby employs Skellern and Skellern hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

2.    TERM.

The term of this Agreement (the "Term") shall be for a period commencing on the Effective Date of this Agreement and shall continue for a period of 60 months from the date thereof, unless sooner terminated as provided in Paragraph 6. Upon expiration of this five (5) year period, the Agreement shall be renewed for successive terms by mutual consent of the parties.


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3.    COMPENSATION.

      3.1 For all services rendered by Skellern under this Agreement, the Company shall pay Skellern a base salary of $195,000.00 per annum in monthly installments (the "Base Salary"). The amount of the Base Salary shall increase at a minimum compounded annual rate of %15 through the balance of this agreement, and may be increased at any time by the approval of the Board of Directors of the Company. No such change shall in any way abrogate, alter, terminate or otherwise effect the other terms of this Agreement.

      3.2 In addition to the Base Salary, Skellern shall receive an annual incentive bonus equal to 3.5% of the Company's net profit before taxes ("Incentive Bonus").

      3.3 In addition to the Base Salary, the Company shall pay to Skellern an automobile allowance of $975 per month during the Term of this Agreement. Skellern shall pay all expenses relating to the use of an automobile in furtherance of business of the Company, including liability insurance, maintenance, repairs, gasoline and oil.

      3.4 In addition to the Base Salary, Skellern shall be entitled to paid vacation, paid health insurance for Skellern and family, paid life insurance in the amount of $2 million, paid mobile telephone expense and participation in retirement and investment programs if and when instituted by the Company.

      3.5 Skellern shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his duties under this Agreement (i) so long as such expenses constitute reasonable business-related expenses and conform with the Company travel and entertainment policies for the Chief Executive Officer and Chief Operating Officer of the Company. The reimbursement of Skellern business expenses shall be presented to and approved by the Company based on valid receipts and other appropriate documentation for such expenses on the approved expense report form.

      3.6 All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

4.    DUTIES AND RESPONSIBILITIES


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      4.1   Skellern shall, during the Term of this Agreement devote
            substantially all of his business time, activities, efforts, energies and skills to the business of the Company and any corporation controlled by the Company. For purposes of this Agreement, the term the "Company" shall mean the Company and all subsidiaries or affiliates.

      4.2 During the Term of this Agreement, Skellern shall serve as Chief Executive Officer.

      4.3 To induce the Company to enter into this Agreement, Skellern represents and warrants to the Company that (a) Skellern is not a party subject to any employment agreement with any other person, firm, company, corporation or other business entity, (b) Skellern is subject to no restraint, limitation or restriction by virtue of any agreement or arrangement, or by virtue of any law or rule of law otherwise, which would impair Skellern right or ability (i) to enter the employ of the Company, or (ii) to perform fully his duties and obligations pursuant to this Agreement and (c) to the best of the Executive's knowledge no material litigation is pending or threatened against any business or business entity owned or controlled by formerly owned or controlled by Skellern.

5.    RESTRICTIVE COVENANTS.

      5.1 Skellern acknowledges that he has a major responsibility for the executive management, development and growth of the Company's business, (ii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iii) the agreements and covenants contained in this Paragraph 5 are essential to protect the business interests of the Company and the Company will not enter into this Agreement but for such agreements and covenants. Accordingly Skellern covenants and agrees as follows:
            5.1(a) During the Term of this Agreement and thereafter, Skellern shall not other than in the performance of his duties, disclose to anyone any information about the affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not general known in the relevant trade, nor shall Skellern make use of any information for his own benefit. Any technique, method, process or technology used by the Company shall be considered a "trade secret" for the purposes of this Agreement. 5.1(b) Skellern hereby agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by him or by the Company are the property of the Company and shall not be used by him in any way adverse to the Company's interests. Skellern hereby assigns to the Company any rights that he may have in any such trade secret or proprietary information.


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         5.2      If Skellern breaches, or threatens to commit a breach of
                  Paragraph 5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. 5.2(a) Skellern acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Paragraph 5, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights or remedies, which may be available at law or in equity.

         5.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such termination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

         5.4 The parties hereto intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


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6.    TERMINATION.

      6.1 The Company may terminate Skellern employment under this Agreement at any time for Cause. "Cause" shall exist for termination if Skellern (i) is adjudicated guilty of a felony by a court of competent jurisdiction, (ii) commits any act of fraud or intentional misrepresentation in connection with his employment by the Company,
            (iii) has, in the reasonable judgment of, and after good faith investigation by, the Company's Board of Directors, (a) engaged in serious and willful misconduct, which conduct has, or would if generally known, materially adversely affect the goodwill or reputation of the Company and conduct Skellern has not cured or altered to the satisfaction of the Board of Directors within to (10) days following written notice by the Board of Directors to Skellern regarding such conduct, or (b) willfully and intentionally failed to perform his duties as specified to him by the Board of Directors within thirty (30) days following written notice by the Board of Directors, or (iii) has made any material misrepresentation to the company under Paragraphs 4 and 5 hereof.

      6.2 If the Company terminates Skellern employment under this Agreement pursuant to the provisions of Paragraph 6.1 hereof, Skellern shall not be entitled to receive any compensation following the date of such termination

      6.3 Skellern employment may not be terminated by the Company "without cause". If Skellern's employment under this Agreement is so terminated, the Company shall make a lump sum cash payment to Skellern on the date of termination of an amount equal twice the remaining balance the contract's base salary provision and, (i) a prorate distribution of remaining bonuses, incentives, and/or stock distribution through the remaining balance the contract, and (ii) any unreimbursed expenses accruing to the date of termination. The Company shall also continue Skellern benefits through the severance Term.

      6.4 This Agreement shall automatically terminate on the last day of the month in which Skellern dies or becomes permanently incapacitated. "Permanent Incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Skellern regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least six (6) consecutive months without substantial improvement. Skellern shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that Skellern is permanently incapacitated and so notifies Skellern.


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      6.5   If Skellern employment is terminated for any reason (whether by
            Skellern or the Company) upon 30 days written notice by Skellern to the Company following a "Change in Control of the Company" (as defined below), Skellern shall be entitled to fully accelerate any remaining contract balance. For purposes of this Agreement, a "Change in Control of the Company" shall mean, at such time as the Company's Board of Directors becomes fully constituted (e.g., the number of directors reaches five (5), a cumulative changed in the identity of a majority (e.g., 51%) of the members of the Company's first fully constituted Board of Directors.

      6.6 Skellern may terminate his employment hereunder by giving the Company thirty (30) days prior written notice, which termination shall be effective on the 30th day following such notice. Voluntary termination shall entitle Skellern to all compensation, annual incentives and stock distribution for 60 days following the date of termination.

      6.7 At the Company's option, Skellern shall immediately leave the Company's premises on the date notice of termination is given by either Skellern or the Company. If the Company requests Skellern to leave the Company following notice under Paragraph 6.6, it shall fully compensate Skellern (salary and benefits) through the 90th day following the date of Skellern notice.

7.    MISCELLANEOUS.

      7.1 This Agreement is a personal contract, and the rights and interests of Skellern hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. Skellern shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, Skellern shall not have any power of anticipation, alienation or assignment of payments completed hereunder, and all rights and benefits of Skellern shall be for the sole personal benefit of Skellern, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Skellern; provided, however, that in the event of Skellern death, Skellern estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to Skellern pursuant to, and in accordance with, the terms of this Agreement.


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8.    NOTICES.

      All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         To the Company:                    Universal Guardian Corporation
                                            2424 S.E. Bristol Street, Suite 330
                                            Newport Beach, CA 92660
                                            Attn: Board of Directors

         To Michael Skellern:               Michael J. Skellern
                                            260 Ambroise
                                            Newport Coast, CA 92657

9.    ENTIRE AGREEMENT.

      This Agreement supersedes any and all agreements, whether oral or written, between the parties hereto, with respect to the employment of Skellern by the Company and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such employment not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the parties hereto.


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10.   PARTIAL INVALIDITY.

      If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

11.   ATTORNEY'S FEES

      Should any litigation or arbitration be commenced between the parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its or their attorneys' fees in such litigation or arbitration which shall be determined by the court or arbitration board.

12.   ARBITRATION

      The parties agree that any disputes arising under this Agreement may be resolved at the option of either party as in expeditious manner as possible through binding arbitration administered by the American Arbitration Association in the County or Orange, California, or such other place that is mutually agreed upon by the parties. Further, the parties hereby waive any objection based on personal jurisdiction, venue or forum non convenience in any arbitration or action brought under this paragraph. The decision and award rendered by the arbitrators shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof.

      Notwithstanding the first paragraph of this paragraph, any dispute involving an amount that is less than or equal to the maximum jurisdictional amount for small claims court, as may be amended, shall be brought in the small claims court for the County of Orange, State of California, or such other place that is mutually agreed upon by the parties.

13.   GOVERNING LAW.

      This Agreement will be governed by and construed in accordance with the laws of the State of California.

14.   BINDING NATURE.

      This Agreement shall be binding upon and insure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.


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15.   WAIVER.

      No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

16.   CORPORATE APPROVALS.

      The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board of Directors of the Company, it is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

     THE COMPANY:                   UNIVERSAL GUARDIAN CORPORATION
                                    BOARD of DIRECTORS

                                    By:________________________________



                                    By: /s/ Michael J. Skellern
                                       ________________________________
                                       Michael J. Skellern


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